AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 12th day of June, 2012, to the Custody Agreement, dated as of June 6, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Exhibit E and Exhibit E-1 attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Tactical Shares Dynamic Allocation Fund and its fees; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit E, the Capital Advisors Growth Fund and the fees, is hereby superseded and replaced with Exhibit E attached hereto.

Exhibit E-1, the Tactical Shares Dynamic Allocation Fund and the fees, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANK N.A.

By: /s/Douglas G. Hess	By: /s/Michael R. McVoy

Name: Douglas G. Hess	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Capital Advisors 6/2012

Exhibit E to the
Separate Series of Advisors Series Trust Custody Agreement

Name of Series
Capital Advisors Growth Fund

CUSTODY SERVICES FEE SCHEDULE at May, 2008

Portfolio Transaction fees:

a. For each repurchase agreement transaction	$___

b. For each portfolio transaction processed through DTC or Federal Reserve	$___

c. For each portfolio transaction processed through Our New York Custodian	$___

d. For each GNMA / Amortized Security Purchase	$___

e. For each GNMA Print/Int Paydown, GNMA Sales	$___

f. For each option/future contract written, exercised or expired	$___

g. For each Cederl/Euro clear transaction	$___

h. For each Disbursement (Fund expense only)	$___

i. For each mutual fund transaction	$___

A transaction is a purchase / sale of a security, free receipt / free delivery (excluded initial conversion), maturity, tender or exchange.

Market Value Fee: (aggregate for all funds in the series trust)

Based upon an annual rate of:                      Million
.0003 (3 basis points) on First                     $___
.0002 (2 basis points) on Next                      $___
.00015 (1.5 basis points) on                          Balance

Monthly Minimum Fee-Per Fund:   $___

Out-of-Pocket Expenses
The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

Advisor signature is not required for the Capital Advisors Growth Fund at June 12, 2012 as the custody fees are not changing.

Capital Advisors 6/2012

Exhibit E - 1 to the
Separate Series of Advisors Series Trust Custody Agreement

Name of Series
Tactical Shares Dynamic Allocation Fund

DOMESTIC CUSTODY SERVICES FEE SCHEDULE at June, 2012

Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees

Portfolio Transaction Fees
$___ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ /U.S. Bank repo agreement transaction
$___ /short sale
$___ /option/future contract written, exercised or expired
$___ /mutual fund trade/Fed wire/margin variation Fed wire
$___ /physical transaction
$___ /segregated account per year

▪ A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪ No charge for the initial conversion free receipt.
▪ Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit E-1 for the Tactical Shares Dynamic Allocation Fund.

Capital Advisors, Inc.

By:  /s/ Keith C. Goddard

Printed Name:  Keith C. Goddard

Title:  CEO                        Date:  07/09/2012

Capital Advisors 6/2012

Exhibit E-1 (continued) to the Separate Series Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES – Tactical Shares Dynamic Allocation Fund ANNUAL FEE SCHEDULE at June, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$32	Lithuania	All	16.00	$40
Australia	All	1.00	$15	Luxembourg	All	3.20	$20
Austria	All	1.70	$17	Malaysia	All	2.90	$39
Bahrain	All	40.00	$112	Mali*	All	32.00	$124
Bangladesh	All	32.00	$120	Malta	All	17.60	$60
Belgium	All	1.20	$22	Mauritius	All	24.00	$80
Benin*	All	32.00	$124	Mexico	All	1.50	$10
Bermuda	All	12.00	$48	Morocco	All	28.00	$80
Botswana	All	20.00	$40	Namibia	All	24.00	$40
Brazil	All	7.20	$17	Netherlands	All	1.50	$12
Bulgaria	All	32.00	$64	New Zealand	All	2.00	$26
Burkina Faso*	All	32.00	$124	Niger*	All	32.00	$124
Canada	All	0.75	$4	Nigeria	All	24.00	$40
Cayman Islands*	All	0.80	$8	Norway	All	1.50	$22
Channel Islands*	All	1.20	$20	Oman	All	40.00	$112
Chile	All	16.00	$48	Pakistan	All	24.00	$80
China“A” Shares	All	9.60	$42	Palestinian Autonomous Area*	All	36.00	112
China“B” Shares	All	9.60	$42	Peru	All	35.00	$85
Columbia	All	32.00	$80	Philippines	All	3.90	$36
Costa Rica	All	12.00	$48	Poland	All	12.00	$24
Croatia	All	28.00	$52	Portugal	All	4.80	$39
Cyprus*	All	12.00	$45	Qatar	All	36.00	$112
Czech Republic	All	9.60	$24	Romania	All	28.00	$80
Denmark	All	1.50	$24	Russia	Equities	30.00	$165
Ecuador	All	28.00	$52	Russia	MINFINs	12.00	$40
Egypt	All	25.60	$64	Senegal*	All	32.00	$124
Estonia	All	5.60	$20	Serbia*	All	50.00	140
Euromarkets**	All	1.00	$4	Singapore	All	1.50	$20
Finland	All	2.40	$22	Slovak Republic	All	20.00	$88
France	All	1.00	$15	Slovenia	All	20.00	$88
Germany	All	1.00	$15	South Africa	All	1.50	$8
Ghana	All	20.00	$40	South Korea	All	4.80	$10
Greece	All	7.20	$33	Spain	All	1.00	$15
Guinea Bissau*	All	40.00	$124	Sri Lanka	All	12.00	$48
Hong Kong	All	1.50	$20	Swaziland	All	24.00	$40
Hungary	All	20.00	$60	Sweden	All	1.00	$22
Iceland	All	12.00	$45	Switzerland	All	1.00	$24
India	All	8.00	$84	Taiwan	All	12.00	$64
Indonesia	All	5.80	$68	Thailand	All	2.90	$22
Ireland	All	1.50	$15	Togo*	All	32.00	$124
Israel	All	9.60	$29	Trinidad & Tobago*	All	24.00	$52
Italy	All	1.50	$24	Tunisia	All	32.00	$36
Ivory Coast	All	32.00	$124	Turkey	All	9.60	$10
Jamaica*	All	28.00	$40	UAE	All	36.00	$104
Japan	All	0.75	$6	United Kingdom	All	0.75	$3
Jordan	All	32.00	$100	Ukraine	All	19.20	$29
Kazakhstan	All	48.00	$120	Uruguay	All	40.00	$52
Kenya	All	24.00	$40	Venezuela	All	32.00	$100
Latvia	Equities	12.00	$60	Vietnam*	All	32.00	$104
Latvia	Bonds	20.00	$72	Zambia	All	24.00	$40
Lebanon	All	20.00	$72
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value:<$ ___ billion: 1bp, >$___ billion and <$___ billion: .75 bps; >$___ billion: .50 bps.

Annual Base Fee - $___ per account (fund) will apply.
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Capital Advisors 6/2012

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $___.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $___ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Capital Advisors 6/2012                              5